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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

Wholly Owned
Subsidiaries of the Company      Jurisdiction of Incorporation
---------------------------      -----------------------------


T.K.G. Canada, Inc.                        New Brunswick,
                                           Canada

       Knoll North America Corp.           Ontario, Canada
       (wholly owned by T.K.G.
       Canada, Inc.)

Spinneybeck Enterprises, Inc.              New York

       Spinneybeck, Ltd.                   Ontario, Canada
       (wholly owned subsidiary of
       Spinneybeck Enterprises, Inc.)

Knoll Overseas, Inc.                       Delaware

       Knoll Europe B.V.                   Netherlands
       (wholly owned subsidiary of
       Knoll Overseas, Inc.)

            Knoll Italy, Ltd.              England & Wales
            (wholly owned subsidiary
            of Knoll Europe B.V.)

            Knoll International S.p.A.     Italy
            (75% owned by Knoll Europe
            B.V. and 25% owned by Knoll
            Italy, Ltd.)

            Knoll International, Ltd.      England & Wales
            (wholly owned subsidiary
            of Knoll Europe B.V.)

            Knoll International S.A.       France
            (wholly owned subsidiary
            of Knoll Europe B.V.)

            Knoll International
            Deutschland GmBH               Germany
            (wholly owned subsidiary
            of Knoll Europe B.V.)

            Knoll International
            Belgium S.A.                   Belgium
            (wholly owned subsidiary
            of Knoll Europe B.V.)